================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CAPITAL HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

===============================================================================

                             CAPITAL HOLDINGS, INC.








                            NOTICE OF ANNUAL MEETING

                                      AND


                                PROXY STATEMENT













                          ANNUAL SHAREHOLDERS MEETING


                                  MAY 7, 1998



===============================================================================

                             CAPITAL HOLDINGS, INC.
                               5520 Monroe Street
                               Sylvania, OH 43560

                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                                  May 7, 1998

TO THE HOLDERS OF SHARES OF COMMON STOCK:

         Notice is hereby given that the Annual Meeting of the Shareholders of Capital Holdings, Inc. (the "Corporation") will be held at The Franciscan Life Center, Lourdes College, 6832 Convent Boulevard, Sylvania, Ohio, on Thursday, May 7, 1998, at 6:30 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of five Directors (to be elected to Class II of the Corporation's staggered Board of Directors) to serve a three-year term or until their successors shall have been elected and qualified.

2. Amendment of the Capital Holdings, Inc. 1996 Incentive Stock Option Plan to provide an aggregate per person annual grant limitation.

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO OTHER BUSINESS TO BE PRESENTED BY OR ON BEHALF OF THE CORPORATION.

         Shareholders of record at the close of business on March 10, 1998, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                            By order of the Board of Directors


                                            John S. Szuch, Chairman and Chief
                                              Executive Officer


April 13, 1998

                                   IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                             CAPITAL HOLDINGS, INC.
                                 SYLVANIA, OHIO


                                PROXY STATEMENT

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Holdings, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 7, 1998, in accordance with the foregoing notice.

         Capital Holdings, Inc. is a registered bank holding company of which Capital Bank, N.A. (hereinafter collectively "Corporation") is its principal subsidiary.

         The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on April 13, 1998.

         Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the five persons listed in this Proxy Statement.

                               VOTING SECURITIES

         Only shareholders of record at the close of business on March 10, 1998, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 10, 1998, the Corporation had outstanding 2,000,510 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date, and shall have the right to cumulate votes in the election of Directors in accordance with Ohio law. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected, and cast those votes for one candidate or spread those votes among several candidates as he or she deems appropriate.

All Directors and Executive Officers of the Corporation as a group
(comprised of seventeen individuals), beneficially held 450,316 shares of the Corporation's common stock as of March 10, 1998, representing 22.51 percent of the outstanding common stock of the Corporation.

               PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

         The Corporation has a staggered system for the election of Directors. Directors are divided into three classes as nearly equal in number as possible. The Corporation has fourteen Directors, and they are elected to serve a three-year term.

INFORMATION WITH RESPECT TO NOMINEES

         The following information is provided with respect to each Class II (term to expire in 2001) nominee for Director and each present and continuing Director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders. Those nominees receiving the greatest number of votes will be elected as Directors.
There is no minimum number of votes required to elect a Director.

                                                                                          Director of the
Name and Age                          Principal Occupation Past 5 Years                 Corporation Since
------------                          ---------------------------------                 -----------------

Michael C. Landin (1)               President of Michael Landin Associates                       1988
(54)                                (clothing broker); Director of the
                                    Corporation

Ronald R. Langenderfer              President of Centaur, Inc. (steel service center);           1988
(53)                                Director of the Corporation

Joel A. Levine                      Spengler Nathanson of Counsel P.L.L.;                        1988
(59)                                Director of the Corporation

Noel S. Romanoff                    Chief Executive Officer of Romanoff Electric                 1988
(56)                                Corp. (electrical contractor); Director of the
                                    Corporation

Robert A. Sullivan                  President, Chief Operating Officer, Secretary                1988
(43)                                and Director of the Corporation


    THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS PROPOSAL #1.

INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION

CLASS III  - (CONTINUING DIRECTORS WITH TERM TO EXPIRE 1999)

                                                                                          Director of the
Name and Age                           Principal Occupation Past 5 Years                Corporation Since
------------                           ---------------------------------                -----------------

George A. Isaac, III                President and Chief Executive Officer of The                 1988
(44)                                Isaac Corporation (scrap processor/broker;
                                    commercial real estate and development);
                                    Director of the Corporation

W. Geoffrey Lyden, III              President of The Lyden Company (petroleum                    1988
(45)                                marketing); Director of the Corporation

James D. Sayre                      President of M&S Manufacturing Co.                           1988
(52)                                (automotive parts supplier); Director
                                    of the Corporation

John S. Szuch                       Chairman of the Board of Directors, Chief                    1988
(49)                                Executive Officer and Director of the
                                    Corporation

James M. Tuschman (2)               Member Executive Management Group of                         1988
(56)                                OmniSource Corp. (scrap steel processor);
                                    Director of the Corporation













                                       {THIS SPACE INTENTIONALLY LEFT BLANK}

CLASS I - (CONTINUING DIRECTORS WITH TERM TO EXPIRE 2000)

                                                                                           Director of the
Name and Age                        Principal Occupation Past 5 Years                   Corporation Since
------------                        ---------------------------------                   -----------------

James M. Appold                     President of Consolidated Biscuit Co.                      1988
(58)                                (consumer food business); Director of
                                    the Corporation

David P. Bennett                    President of Bennett Enterprises, Inc.                     1988
(68)                                (restaurant business); Director of the
                                    Corporation

Yale M. Feniger                     Chief Executive Officer of Fen Ltd.                        1988
(77)                                (airplane sales); Director of the Corporation

Thomas W. Noe                       President of Vintage Coins & Cards                         1988
(43)                                (coin dealer); Director of the Corporation

-------------------------------------------------------------------------------

(1) Mr. Landin previously served as President - Landin & Landin Clothiers, Inc. from January 1993 to November 1996.

(2) Mr. Tuschman previously served as Principal, Executive Vice President and Chairman of the Operations Committee of Jacobson, Maynard, Tuschman & Kalur from February 1985 to December 1997.

         The business experience of each of the above-listed nominees and Directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years.

         Shareholders desiring to nominate individuals to serve as Directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth the number and percentage of shares of common stock owned by the Directors and named Executive Officers of the Corporation and the name and address of any five percent or greater holder of the Corporation's common stock.

                                      AMOUNT AND NATURE
                                    OF BENEFICIAL OWNERSHIP
        NAME                           MARCH 10, 1998                                    PERCENTAGE
        ----                           --------------                                    ----------

James M. Appold                             29,586                                          1.48%
David P. Bennett                            23,983 (1)                                      1.20
Yale M. Feniger                             18,130                                            *
George A. Isaac, III                        40,227 (2)                                      2.01
Michael P. Killian                           8,130 (3)                                        *
Stephen J. Kovatch                           1,377                                            *
Michael C. Landin                            4,264                                            *
Ronald R. Langenderfer                      29,458                                          1.47
Bruce K. Lee                                11,694 (4)                                        *
Joel A. Levine                               9,188                                            *
W. Geoffrey Lyden, III                      26,950 (5)                                      1.35
Thomas W. Noe                                3,252                                            *
Noel S. Romanoff                            56,919 (6)                                      2.85
James D. Sayre                              13,215                                            *
Robert A. Sullivan                          86,319 (7)                                      4.31
John S. Szuch                               78,157 (8)                                      3.91
James M. Tuschman                            9,467 (9)                                        *
                                          --------

All Directors and Executive Officers
     as a Group (17 persons)               450,316                                         22.51%
-------------------------------------------------------------------------------------------------------------------

*Represents less than one percent


All shares shown as beneficially owned are shares over which the named person exercises sole voting or investment power except as set forth below and include options issued to Executive Officers under the terms of the Corporation's Incentive Stock Option Plans which are exercisable within 60 days of the date for which disclosure is provided.


(1)  Includes 313 shares held by spouse.

(2) Includes 2,418 shares held by spouse and 5,100 shares held in child's trust.

(3) Includes 1,748 shares held as custodian for minor children and 1,377 option shares exercisable within 60 days.

(4) Includes 362 shares held in child's trust and 1,377 option shares exercisable within 60 days.

(5) Includes 20,405 shares held by The Lyden Company and 1,214 shares held by spouse.

(6)  Includes 52,974 shares held by spouse.

(7) Includes 23,248 shares held by spouse and 4,010 shares held as custodian for minor children.

(8) Includes 21,200 shares held by spouse and 6,572 shares held as custodian for minor children.

(9)  Includes 9,367 shares held by spouse.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Code of Regulations of the Corporation, the Board of Directors has appointed and maintains an Audit Committee, Compensation Committee, Investment Committee, Securities Committee and Loan Committee.

         The Corporation's nominating function is performed by the Board of Directors acting as a committee of the whole. In conducting its nominating function, the Board of Directors of the Corporation is responsible for making annual nominations for Directors to fill vacancies created by expired terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. During 1997, the Board met once to consider and act upon the nomination of Directors.

         The Audit Committee reviews with the Corporation's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Corporation's internal auditing procedures; consults with the independent auditors and management with regard to the Corporation's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee is composed of Messrs. Feniger, Isaac, Langenderfer, Levine and Sayre (Chairman). The Audit Committee met three times during 1997.

         The Compensation Committee is responsible for administering the Corporation's employee benefit plans including its stock option plans; setting the compensation of the Chairman of the Board, President, Executive Vice President and all Senior Vice Presidents; reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee is composed of Messrs. Isaac (Chairman), Levine, Noe, Romanoff, Sayre, Sullivan, Szuch and Tuschman. The Compensation Committee met three times during 1997.

         The Investment Committee is responsible for reviewing the securities portfolio of the Bank. The Corporation's Securities Committee reviews and makes recommendations to the full Board on matters affecting the market for the Corporation's common stock and the Corporation's dividend policy. The Loan Committee reviews loan policy matters and approves loan requests as required by internal policy.

         The Board of Directors of the Corporation meets monthly for its regular meetings and upon call for special meetings. During 1997, the Board met 12 times. All Directors of the Corporation attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 1997, except Mr. Isaac who attended 67% of the meetings he was scheduled to attend.

         The Corporation compensates directors, other than those persons who serve as officers of the Corporation and its subsidiary, Capital Bank, N.A., in options of the Corporation's common stock pursuant to the Capital Holdings, Inc. Nonemployee Director Stock Option Plan (the "Director Option Plan"). Pursuant to the Director Option Plan, directors of the Corporation receive an option grant of 500 shares annually as a retainer and 50 shares per regular Board meeting attended. All options granted under the Director Option Plan contain an exercise price equal to the shares' fair market value as of the date of grant. Directors receive no cash compensation for their service as a director except for committee service, for which directors who are not employees of the Corporation, receive $350 per committee meeting attended.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Corporation and/or its subsidiaries, to or on behalf of the Corporation's Chairman and Chief Executive Officer and the four most highly compensated individuals for the fiscal years ended December 31, 1997, 1996, and 1995.

                                            SUMMARY COMPENSATION TABLE
                                                                    Long-Term
                                    Annual Compensation          Compensation
                                    -------------------          ------------
   Name and                                                         Option #         All Other
Principal Position         Year       Salary(1)    Bonus(2)     Awards(shares)     Compensation(3)
----------------------------------------------------------------------------------------------------

Mr. John S. Szuch          1997      $188,000     $195,000           2,500           $34,315
Chairman and Chief         1996       175,000      168,300           2,500            33,345
  Executive Officer        1995       163,500      118,000           2,650            27,747

Mr. Robert A. Sullivan     1997      $188,000     $195,000           2,500           $33,112
President and Chief        1996       175,000      168,300           2,500            32,289
  Operating Officer        1995       163,500      118,000           2,650            28,307

Mr. Bruce K. Lee           1997      $126,792     $118,000           3,500           $18,504
Executive Vice President   1996       116,600       95,000           1,500            17,104
                           1995       110,000       70,000           1,590            14,487

Mr. Michael P. Killian     1997      $108,000      $59,000           1,000           $12,606
Senior Vice President      1996       102,900       45,000             500            11,924
                           1995        98,000       35,000             530            10,710

Mr. Stephen J. Kovatch     1997      $108,000      $54,000           1,000           $12,400
Senior Vice President      1996       102,900       45,000             500            12,073
                           1995        98,000       35,000             530            10,847

------------------------------------------------------------------------------------------------------
(1)  Represents total cash compensation earned, including amounts earned but deferred at the election of these officers.

(2)  Represents cash bonus awarded.

(3)  Figures for 1997 represent:
         Capital Bank, N.A. Retirement Savings Plan (Szuch, Sullivan, Lee, Killian and Kovatch - $11,939);
         Capital Holdings, Inc. Supplemental Executive Retirement Plan (Szuch - $17,096, Sullivan - $16,949,
                Lee - $6,565, Killian - $667, Kovatch - $461);
         Split dollar life insurance premiums (Szuch - $5,280, Sullivan - $4,224).

1997 STOCK OPTION GRANTS TABLE

         The following table sets forth stock options granted to the Corporation's Chairman and Chief Executive Officer and the Corporation's four other most highly compensated Executive Officers during 1997 under the Corporation's Incentive Stock Option Plans. Under new Securities and Exchange Commission regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Corporation has chosen the "five percent/ten percent" formula approved by the SEC. However, the ultimate value will depend on the market value of the Corporation's stock at a future date, which may not correspond to the projections below.

-------------------------------------------------------------------------------------------------------------------

                                                                                      Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                      Of Stock Price Appreciation
                                             Individual Grants                             for Option Term
---------------------------------------------------------------------------------     -----------------------------

                                     % of Total
                                  Options Granted    Exercise
                     Options        to Employees     Price(2)
       Name         Granted(1)         in 1997      Per Share       Expiration Date       5%       10%
       ----         ----------         -------      ---------       ---------------       --       ---


John S. Szuch           2,500           15%          $47.00        January 1, 2008      $73,895   $187,265

Robert A. Sullivan      2,500           15%           47.00        January 1, 2008       73,895    187,265

Bruce K. Lee            2,000           12%           42.00        June 9, 2007          52,827    133,874

Bruce K. Lee            1,500            9%           47.00        January 1, 2008       44,337    112,359

Michael P. Killian      1,000            6%           47.00        January 1, 2008       29,558     74,906

Stephen J. Kovatch      1,000            6%           47.00        January 1, 2008       29,558     74,906
                       ------
                       10,500


-------------------------------------------------------------------------------------------------------------------
(1)  Options granted in 1997 are incentive stock options which are exercisable after five years from the date of grant with full vesting occurring after the fifth anniversary date; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) Exercise price is the fair market value on the date of grant.

1997 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth the number and value of all unexercised stock options held by Executive Officers at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Corporation's stock on December 31, 1997. On that date, the Corporation's named Executive Officers held exercisable options which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 1997 and indicates the amount of value realized upon such exercise.


-------------------------------------------------------------------------------------------------------------------
                                                                       Number (#) of         Value ($) of
                                                                       Unexercised           Unexercised
                                                                          Options-              Options-
                                                                         12/31/97              12/31/97(2)
                                                                         --------              -----------
                           Shares Acquired           Net Value($)      Exercisable/          Exercisable/
      Name                    on Exercise            Realized(1)       Unexercisable         Unexercisable
      ----                    -----------            -----------       -------------         -------------
John S. Szuch                     21,301              $597,706            2,000/                $61,120/
                                                                          7,650                 68,933

Robert A. Sullivan                21,051               590,691            2,250/                68,760/
                                                                          7,650                 68,933

Bruce K. Lee                      13,917               469,281            1,377/                42,081/
                                                                          7,748                 80,900

Michael P. Killian                13,917               469,281            1,377/                42,081/
                                                                          3,188                 43,327

Stephen J. Kovatch                12,078               399,476            0/3,188               0/43,327


(1) Represents estimated market value of the Corporation's common stock at exercise date, less the exercise price.

(2)  Represents estimated market value of the Corporation's common stock at
     December 31, 1997, less the exercise price.
-------------------------------------------------------------------------------------------------------------------



SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The Corporation has a funded, non-qualified supplemental executive retirement plan (the "Supplemental Retirement Plan"), due to limitations imposed by federal law on the amount of retirement income that may be paid through the Corporation's Profit Sharing Plan. Under the Supplemental Retirement Plan, only employees selected by the Compensation Committee and approved by the Board of Directors are eligible to participate. As of the date of this proxy participation in the Supplemental Retirement Plan is limited to Mr. Szuch, Mr. Sullivan, Mr. Lee, Mr. Killian and Mr. Kovatch. Benefits under the Supplemental Retirement Plan are funded annually and are held in an irrevocable trust for the benefit of the participants. Payments under the Supplemental Retirement Plan have no effect on the funding or availability of funds under the Corporation's current Profit Sharing Plan nor on any future qualified plan. The following

Executive Officers participated in the Supplemental Retirement Plan in 1997:
Mr. Szuch ($17,096), Mr. Sullivan ($16,949), Mr. Lee ($6,565), Mr. Killian
($667) and Mr. Kovatch ($461).

REPORT OF THE COMPENSATION COMMITTEE OF CAPITAL HOLDINGS, INC. ON COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers, whose compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, include the Corporation's Chairman of the Board and Chief Executive Officer (John S. Szuch), its President and Chief Operating Officer (Robert A. Sullivan), its Executive Vice President (Bruce K. Lee) and two of its Senior Vice Presidents, Mr. Michael P. Killian, and Mr. Stephen J. Kovatch. The disclosure includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting such officers. Capital Holdings, Inc. is a holding company and owns a single operating subsidiary, Capital Bank, N.A. Capital Holdings, Inc. has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation reflect compensation paid by Capital Bank, N.A. The Compensation Committee of the Corporation has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

     COMPENSATION PHILOSOPHY. This report reflects the Corporation's compensation philosophy as endorsed by the Compensation Committee. The Compensation Committee makes a recommendation regarding the level of compensation for Mr. Szuch and Mr. Sullivan. The Compensation Committee determines the level of compensation for all other Executive Officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:

          - Support a pay-for-performance policy that awards Executive Officers for corporate performance.

          - Motivate key Executive Officers to achieve strategic business goals.

          - Provide compensation opportunities which are comparable to those offered by other peer group companies; thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         SALARIES. Effective January 1, 1998, the Compensation Committee recommended and the Board increased the salary paid to Mr. Szuch and Mr. Sullivan. The increase reflected consideration of competitive data reported in compensation surveys and the Compensation Committee's assessment of the performance of such executives over the intervening year and recognition of the Corporation's performance during 1997. In addition, the Compensation

Committee approved compensation increases for all other Executive Officers of the Corporation. Executive Officer salary increase determinations are based upon an evaluation of such executives' performance against goals set in the prior year.

         CASH BONUS PLAN. The Corporation maintains a cash bonus plan (the "Bonus Plan") which allocates a portion of the Corporation's pre-tax net income for the purpose of employee cash bonuses on an annual basis. The Bonus Plan is administered by the Compensation Committee and provides for the allocation of two percent of the Corporation's pre-tax net income to each of the Corporation's Chairman of the Board and Chief Executive Officer (Mr. Szuch) and the Corporation's President and Chief Operating Officer (Mr. Sullivan), provided that overall corporate objectives are met. The award of a bonus to any employee under the terms of the Bonus Plan is discretionary and in the case of Messrs. Szuch and Sullivan is determined by the Board of Directors upon the recommendation of the Compensation Committee, and in all other cases is determined by the Compensation Committee upon recommendation of management.

         The Compensation Committee has determined that a significant portion of executive compensation should be payable in an annual bonus which shall be based principally upon the financial performance of the Corporation. The Compensation Committee believes that it is important to reward executive management based upon the success of the Corporation.

         LONG-TERM COMPENSATION. Long-term incentive compensation is addressed by the Corporation's Incentive Stock Option Plans and the Nonemployee Director Stock Option Plan. These option plans are designed to provide long-term incentive to the executive officers and directors of the Corporation, and to better align the interest of management with those of the Corporation's shareholders. The Board generally believes that stock options provide an effective means of accomplishing its long-term compensation objectives, as the level of compensation is directly proportional to the level of appreciation in the market value of the Corporation's common stock subsequent to the date of the option grant.

         COMPANY'S POSITION ON COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code (the "Code") limits the deduction allowable for federal income tax purposes to the Corporation for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers in any year to $1 million, excluding qualified performance-based compensation. The Company's 1996 Incentive Stock Option Plan (the "Option Plan") does not meet the technical requirements of
Section 162(m) of the Code. Specifically, the Code requires, among other things, that stock option plans contain a limit on the aggregate options which may be granted to any one person. Although no executive officer of the Company has reached the deductibility cap in 1997, the Company is currently proposing an amendment to its Option Plan to comply with the requirements of Section 162(m) of the Code to assure the deductibility of compensation pursuant to future option grants. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m), while at the same time considering the goals of its executive compensation philosophy.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE COMPENSATION COMMITTEE MEMBERS:

George A. Isaac, III, Chairman              James D. Sayre
Joel A. Levine                              Robert A. Sullivan
Thomas W. Noe                               John S. Szuch
Noel S. Romanoff                            James M. Tuschman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         John S. Szuch, the Corporation's Chairman of the Board and Chief Executive Officer, and Robert A. Sullivan, the Corporation's President and Chief Operating Officer, served on the Compensation Committee of the Corporation, which is responsible for compensation matters (see "Report of the Compensation Committee of Capital Holdings, Inc. on Compensation" in this Proxy Statement).

         Although Messrs. Szuch and Sullivan served on the Compensation Committee, they did not participate in any decisions regarding their own compensation as an Executive Officer. Each year, the Compensation Committee recommends the amount of the bonus award for Messrs. Szuch and Sullivan (pursuant to the Cash Bonus Plan described elsewhere in this Proxy Statement) and salary for the ensuing year. Neither Mr. Szuch nor Mr. Sullivan participated in discussions nor decision-making relative to their own nor each other's compensation.













                     {THIS SPACE INTENTIONALLY LEFT BLANK}

          PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

         The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index for purposes of this performance comparison. The chart below compares the value of $100 invested on December 31, 1992, in the Corporation's stock, the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG CAPITAL
        HOLDINGS, INC. DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR
            REGIONAL BANK INDEX FOR FISCAL YEAR ENDING DECEMBER 31



*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS



------------------------------------------------------------------------------------------------------------------------
                                          1992          1993         1994         1995           1996          1997
                                          ----          ----         ----         ----           ----          ----

CAPITAL HOLDINGS, INC.                   $100.00      $123.68      $141.08       $168.07       $210.44       $266.79
DOW JONES EQUITY MARKET INDEX            $100.00      $109.95      $110.76       $152.49       $187.63       $251.34
DOW JONES REGIONAL BANK INDEX            $100.00      $105.27      $101.31       $162.02       $222.62       $347.78
------------------------------------------------------------------------------------------------------------------------


ASSUMES $100 INVESTED ON JANUARY 1, 1992 IN CAPITAL HOLDINGS, INC. COMMON STOCK, DOW JONES EQUITY MARKET INDEX &
DOW JONES MAJOR REGIONAL BANK INDEX

PROPOSAL #2 TO AMEND THE CAPITAL HOLDINGS, INC. 1996 INCENTIVE STOCK OPTION PLAN

         Under Section 162(m) of the Internal Revenue Code, the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is limited to $1 million per year, including all forms of compensation such as salary and bonus as well as gain on the exercise of stock options held by such executives. An exclusion from the $1 million limitation is available for compensation that satisfies the requirements provided in Section 162(m) of the Code for qualified performance based compensation. Future grants of options under the Company's 1996 Incentive Stock Option Plan (the "Option Plan") will qualify as performance based compensation if, in addition to the satisfaction of other requirements, the plan provides for an aggregate limit on the number of options which any one person may receive under the plan. The Board of Directors is proposing an amendment of the Option Plan to provide that no person may receive options on more than 30,000 shares of the Company's common stock in any one year. The adoption of Proposal #2 requires the affirmative vote of the majority of the Company's shares present, in person or by proxy at the annual meeting. The complete text of the proposed amendment appears as EXHIBIT A to this proxy.

    THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS PROPOSAL #2.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors of the Corporation and their associates were customers of, and have had transactions with, the Corporation in the ordinary course of business during 1997.

         These transactions consisted of extensions of credit by the Corporation in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the Corporation, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Corporation expects to have, in the future, banking transactions in the ordinary course of its business with Directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others.

         Director Levine is of counsel to Spengler Nathanson, a law firm which performed services for the Corporation during 1997, and is expected to continue to provide services to the Corporation in the future.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the

Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that during 1997 all Section 16(a) filing requirements applicable to its officers and Directors were complied with. The Corporation has no shareholders who are ten percent beneficial owners.

                             SELECTION OF AUDITORS

         Ernst & Young LLP has been appointed to serve as the Independent Auditor for the Corporation and its subsidiary for the fiscal year ended December 31, 1997. It is the intention of the Corporation to appoint Ernst & Young LLP as Independent Auditor for 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to have the opportunity to make any statements they consider appropriate.

                             SHAREHOLDER PROPOSALS

         Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Corporation for its next annual meeting, to be held in 1999, must be made by a qualified shareholder and must be received by the Corporation no later than December 17, 1998.

                                 OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 1997 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request. Address all requests, in writing, for this document to Michael P. Killian, Senior Vice President, Capital Holdings, Inc., 5520 Monroe Street, Sylvania, Ohio 43560.

                                                                      EXHIBIT A

                 PROPOSED AMENDMENT TO PARAGRAPH 3 OF THE 1996
               CAPITAL HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN


                  3.       ELIGIBILITY AND ANNUAL PER PERSON GRANT LIMITATION.

         The Board shall grant Options only to officers and other key employees of the Company and its subsidiaries who perform services of major importance in the management, operation and development of the business of the Company or of any subsidiary of the Company, and it shall determine the number of shares to be allocated to each Option. The Company shall effect the grant of Options under the Plan in accordance with determinations made by the Board pursuant to the provision of the Plan by execution and delivery of written instruments in a form approved by the Board. NO PERSON SHALL RECEIVE OPTIONS FOR MORE THAN 30,000 SHARES PER YEAR, ADJUSTED FOR ANY STOCK DIVIDENDS, STOCK SPLITS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, MERGERS OR CONSOLIDATIONS.

                                 OFFICIAL PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND UNLESS OTHERWISE MARKED, WILL BE VOTED FOR THE PROPOSALS.

Be it known, that John S. Szuch and Robert A. Sullivan, or either of them, are appointed attorneys or attorney, with full power of substitution, including the right to vote cumulatively for and in the name of the undersigned, all shares of stock of Capital Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said company scheduled to be held at 6:30 p.m., May 7, 1998, at FRANCISCAN CENTER, LOURDES COLLEGE, Sylvania, Ohio 43560, or at any adjournment of recess thereof, such proxies being directed to vote as specified below and being authorized to vote in their discretion on any matter to come before the meeting and as to which a specified vote is not requested.

PROPOSAL 1. TO RE-ELECT THE FOLLOWING DIRECTORS TO SERVE FOR THE TERM INDICATED. PLEASE MARK AN "X" IN THE APPROPRIATE BOX. MANAGEMENT RECOMMENDS A "FOR" VOTE ON THE PROPOSAL.

           [  ]   FOR                           [  ]   WITHHOLD AUTHORITY
                                                       To vote for all nominees listed below
CLASS               TERM EXPIRES
Class II                2001
1.   Michael C. Landin              NOTE: Directors Isaac, Lyden, Sayre, Szuch and Tuschman are
2.   Ronald R. Langenderfer         members of Class III whose terms will expire in 1999.  Directors
3.   Joel A. Levine                 Appold, Bennett, Feniger and Noe are members of Class I whose terms
4.   Noel S. Romanoff               will expire in 2000.
5.   Robert A. Sullivan

To withhold authority to vote for any individual nominee, write that name on the line.

PROPOSAL 2.  TO AMEND THE CAPITAL HOLDINGS, INC. 1996 INCENTIVE STOCK OPTION PLAN TO PROVIDE AN AGGREGATE PER
PERSON ANNUAL GRANT LIMITATION.
    [  ] FOR                      [  ] AGAINST                        [  ] ABSTAIN

                  ------------------------------------------------------------------------------


PROPOSAL 3. TO TRANSACT SUCH BUSINESS AS MAY LAWFULLY COME BEFORE THE
STOCKHOLDERS AT SUCH ANNUAL MEETING.

If the above ballot is not marked, such proxies are authorized to vote the shares represented by this Proxy in accordance with their discretion.
ALL FORMER PROXIES ARE HEREBY REVOKED                                Number of shares: _____________

                                                                     Date Signed:___________________


________________________________________________
Titling of Stock

_________________________________________                            _______________________________
Signature of Stockholder                                             Signature of Stockholder

(All joint owners should sign. When signing in fiduciary capacity or as a corporate officer, please give your full title as such.)
